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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                   FLOUR CITY ARCHITECTURAL METALS (ASIA) LTD.

                                       AND

                                 JOHN W.Y. TANG

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                              EMPLOYMENT AGREEMENT
                                    I N D E X

       1.     EMPLOYMENT.....................................................................1

       2.     TITLES AND DUTIES..............................................................1
              2.1   Initial Appointments.....................................................1

       3.     COMPENSATION...................................................................2
              3.1   Base Salary..............................................................2
              3.2   Benefits.................................................................2

       4.     DISABILITY OR DEATH............................................................3

       5.     TERMINATION....................................................................3
              5.1   Termination by Employer..................................................3
              5.2   Termination by Executive.................................................4

       6.     ARBITRATION....................................................................5

       7.     PLACE OF PERFORMANCE...........................................................5

       8.     NON-DISCLOSURE.................................................................5

       9.     NON-COMPETITION AND NON-SOLICITATION...........................................6

       10.    ASSIGNMENT OF WORK PRODUCT.....................................................7

       11.    GENERAL PROVISIONS.............................................................7
              11.1  Governing Law and Jurisdiction...........................................7
              11.2  Notices..................................................................7
              11.3  Attorneys' Fees..........................................................8
              11.4  Complete Agreement.......................................................8
              11.5  Binding..................................................................9
              11.6  Authority................................................................9
              11.7  Number and Gender........................................................9
              11.8  Failure to Object Not a Waiver...........................................9
              11.9  Unenforceable Terms.....................................................10
              11.10 Execution in Counterparts...............................................10
              11.11 Further Assurance.......................................................10
              11.12 CrossReferences.........................................................10
              1.13  Miscellaneous Provisions................................................10


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                                     EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered on the 15th day of December, 1997 (the "Execution Date"), by and between Flour City International, Inc., a Nevada corporation ("Company"); Flour City Architectural Metals (Asia) Ltd., a Hong Kong corporation ("Employer"); and John W.Y. Tang ("Executive"), (Employer and Executive are sometimes hereinafter referred to collectively as the "Parties" and individually as a "Party").

                                           RECITALS

        A. Employer is a company engaged in the business of engineering, management and construction of custom curtain wall projects; and

        B. Executive has particular and peculiar knowledge and background in performing executive level management services and related activities for a business of this nature; and

        C. The parties hereto desire to enter into an Agreement whereby the Executive's services will be made available to Employer.

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:

        1.     EMPLOYMENT

        Employer shall employ Executive as its President for a term of five (5) consecutive years (the "Term"), commencing on December 15, 1997 (the "Effective Date"). The employment relationship created by this Agreement may only be terminated prior to the expiration of the Term in accordance with the provisions of Sections 4 and 5 hereof and in accordance with the terms and conditions contained therein.

        2.     TITLES AND DUTIES.

        2.1    INITIAL APPOINTMENTS.

        Subject at all times to the supervision and direction of Employer's Board of Directors, Executive shall be employed as the President of Employer to perform such executive and other duties relating to the business and operations of Employer and any present or future subsidiaries or


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affiliates thereof as are delegated or assigned to the Executive from time to time by such Board of Directors and are consistent with the position of President. Executive shall faithfully and diligently perform all duties and will promote and advance the business and affairs of Employer.

        3.     COMPENSATION.

        3.1    BASE SALARY.

               3.1.1 Executive will be paid an annual base salary of $160,000 ("Base Salary") commencing as of the Effective Date. The Base Salary shall be payable in equal bi-weekly installments.

               3.1.2 Executive's Base Salary shall be evaluated on an annual basis by the Board of Directors. Executive's Base Salary may be increased in the sole discretion of the Board of Directors, but never decreased during the Term, without the consent of Executive.

        3.2    BENEFITS.

        In addition to the Base Salary, Executive shall receive the following benefits:

               3.2.1 During the period for which Executive is employed by Employer, Employer shall purchase medical health insurance for Executive (which health insurance shall also cover Executive's spouse and certain children) of the type and in such amounts as is available from time to time to all other executives of Employer;

               3.2.2 During the period for which Executive is employed by Employer, Executive shall be entitled to (a) a vacation period each year of fifteen (15) business days and (b) additional holidays customarily observed by Employer, and during such time, Executive's compensation shall be paid in full; provided, however, that if Executive does not take all or a portion of the vacation time to which Executive is entitled hereunder, Employer shall compensate Executive therefor on such terms as Employer and Executive may mutually agree;

               3.2.3 During the period for which Executive is employed by Employer, and within five (5) business days of the submission of the appropriate documentation by Executive, Executive

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shall be reimbursed by Employer for all ordinary and necessary business expenses reasonably incurred by Executive in the performance of Executive's duties, provided that:

                      3.2.3.1 Each such expenditure is of a nature qualifying it as a proper business expense of Employer; and

                      3.2.3.2 Executive furnishes to Employer adequate records and other documentation as may be reasonably required by Employer for the substantiation of such expenditures as a business expense of Employer.

        4.     DISABILITY OR DEATH.

        Employer shall have the right to terminate this Agreement in the event of Executive's death or if Executive becomes permanently disabled. In the event of Executive's permanent disability, Employer shall continue to pay the Base Salary that would have otherwise been earned by Executive for a period of six
(6) months from the date of certification by an attending physician; provided, however, that Employer's obligation hereunder shall be reduced to the extent of any disability insurance payments received by Executive. In the event of the death of Executive, Executive's estate will receive the Base Salary that would have otherwise been earned by Executive for a period of twelve (12) months. For purposes of this Agreement, the phrase "permanently disabled" shall mean the inability of Executive to perform Executive's duties hereunder for a continuous period of more than three (3) consecutive months during any twelve (12) month period. Such permanent disability shall be determined by Executive's attending physician.

        5.     TERMINATION.

        5.1    TERMINATION BY EMPLOYER.

               5.1.1 Except as expressly provided herein Employer may terminate Executive's employment hereunder for "cause" only in accordance with the provisions of this Section 5.1.1, or "without cause" only in accordance with the provisions of Section 5.1.2 hereinbelow. For purposes of this Agreement, the term "cause" shall mean a material breach of this Agreement by Executive


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or the willful and continued failure by Executive to substantially perform
Executive's duties hereunder. In the event termination is for cause, Employer is not required to give advance notice to Executive. Employer will continue the payment of Base Salary and all benefits provided for herein for a ten (10) day period following notice of termination

               5.1.2 Employer may terminate Executive's employment without cause only in the event that Employer incurs a "net loss" for two (2) consecutive quarters in excess of $250,000 per quarter; or absent such losses, only upon the approval of a majority of Company's Board of Directors. In the event Executive's employment is terminated without cause Executive shall receive not less than sixty (60) days prior written notice of such action. Except as provided in
Section 4 hereof, in the event of termination without cause, Employer shall continue the payment of Executive's Base Salary and all benefits provided for herein for a period of six (6) months following date of termination.

        5.2    TERMINATION BY EXECUTIVE.

               5.2.1 Executive may terminate Executive's employment hereunder for "cause" only in accordance with the provisions of this Section 5.2.1, or "without cause" only in accordance with the provisions of Section 5.2.2 hereinbelow. For purposes of this Agreement, the term "cause" shall mean a material breach of this Agreement by Employer which breach has not been cured within thirty (30) days after a written demand for such performance is delivered to Employer by Executive that specifically identifies the manner in which Executive believes that Employer has breached this Agreement. In the event of such termination, Employer will continue the payment of the Base Salary and all benefits provided for in Section 3 hereof until the expiration of one (1) year from the date of termination.

               5.2.2 Executive may terminate Executive's employment hereunder without cause at any time following the expiration of eighteen (18) months from the Effective Date and only upon giving not less than three (3) months prior written notice to Employer. In the event of such


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termination, Employer will continue the payment of the Executive's Base Salary and all benefits provided for in Section 3 hereof through the date of termination.

        6.     ARBITRATION.

        In the event of any disagreement or controversy between Executive and Employer arises out of or in connection with this Agreement, including without limitation, the performance of the Parties hereunder, the same shall be submitted to arbitration in accordance with the rules of the American Arbitration Association and the Parties hereto agree that a decision of the arbitrator shall be binding on the Parties hereto and each Party hereto agrees to comply with any such decision; provided, that, Employer shall be entitled to seek injunctive or equitable relief in any court of competent jurisdiction for a breach or alleged breach by Executive of any provision contained in Sections 8 or 9 of this Agreement.

        7.     PLACE OF PERFORMANCE.

        It is contemplated that Executive will perform a majority of Executive's principal duties at Employer's principal place of business located at 610 Nathan Road, Suite 1301, Hong Kong or at such other location as Employer may decide.

        8.     NON-DISCLOSURE

        Executive understands that certain information regarding Employer's business may be disclosed to Executive during the course of Executive's association with Employer. Such information may include, but is not limited to client and potential client names, addresses, telephone numbers and project information; mailing labels; project report forms; actual or potential bidding data for current or potential projects; information regarding pending projects or proposals; methods of quotation, production or engineering, including quality control and project management; business plans and projections; new product, facility and expansion plans; pricing information, including price lists, quotation guides, previous or outstanding quotations, equipment prices and billing information; estimating programs and methodology; techniques used in, approaches or results of any market


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research; advertising sources; employee salaries, contract, project and wage information; financial information regarding Employer and its business; customer information reports; and marketing plans and programs; whether written, verbal or contained on computer hardware or software, diskette, tape microfiche or other media ("Information"). This Information is of substantial value and highly confidential, is not known to the general public, is the subject of reasonable efforts to maintain its secrecy, constitutes the professional and trade secrets of Employer and is being provided and disclosed to Executive solely for use in connection with Executives employment with Employer.

        In consideration of such employment and receipt of Information, Executive agrees that Executive: (i) will regard and preserve the Information as highly confidential and as the trade secrets of Employer; (ii) will not disclose, nor permit to be disclosed, any of the Information to any person or entity, absent consent and approval from Employer; (iii) will not make any use of the Information for Executive's own benefit or for the benefit of any person or entity other than Employer; (iv) will return all of the Information, including but not limited to formulations, customer lists, books maintained by Employee, source lists, to Employer within twenty-four (24) hours after request for same; and (v) will comply with all of the provisions contained in this
Section 8 during the Term of this Agreement and at all times following the termination of this Agreement.

        9.     NON-COMPETITION AND NON-SOLICITATION

        Executive agrees and represents to Employer that for so long as Executive is an employee or director of Employer and for a period of one (1) year thereafter, Executive will not, as principal, employer, stockholder, co-partner, employee or in any other individual or representative capacity whatsoever, enter into or engage, directly or indirectly, anywhere within the World, in any business which is in any way directly competitive with the business of Employer, and Executive will not acquire or own or become a partner, employer, stockholder, officer or director of any company engaged in the business of engineering, management or construction of curtain wall projects; provided, however, that the preceding provision shall not be construed to prevent Executive from


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owning less than five percent (5%) of the equity of any public entity engaged in the curtain wall industry, whether or not such entity is engaged in a business in competition with the business conducted by Employer.

        Executive further agrees that during Executive's association with Employer and for a period of one (1) year thereafter, Executive will not directly or indirectly, solicit, communicate with or otherwise contact any of Employer's customers or potential customers for the purpose of conducting any engineering, management or construction of curtain wall business which business is not the Employer's business. Executive agrees that Executive will not directly or indirectly, employ, solicit for employment or advise or recommend to any other person that they employ or solicit for employment, any person employed by Employer during the Term of this Agreement or at any time following the termination of this Agreement.

        10.    ASSIGNMENT OF WORK PRODUCT

        Executive agrees that the fruits of Executive's labor and efforts as an employee of Employer shall belong solely to Employer and Executive shall have no proprietary or other rights relating to such work product.

        11.    GENERAL PROVISIONS.

        11.1   GOVERNING LAW AND JURISDICTION.

        This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

        11.2   NOTICES.

        All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail, telex or telecopier, addressed as follows:


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        PARTY                    ADDRESS

        Employer:                Flour City Architectural Metals (Asia), Ltd..
                                 610 Nathan Road, Suite 1301
                                 Hong Kong


        Executive:               John W.Y. Tang
                                 610 Nathan Road, Suite 1301
                                 Hong Kong

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) business days after deposit in any United States Post Office in the Continental United States, postage prepaid if mailed or if sent via professional carrier service provided all fees are prepaid; when answered back, if telexed; and when receipt is acknowledged or confirmed, if telecopied.

        11.3   ATTORNEYS' FEES.

         In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses incurred in ascertaining such party's rights and in preparing to enforce or in enforcing such party's rights under this Agreement.

        11.4   COMPLETE AGREEMENT.

        This Agreement supersedes any and all other agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect to such subject matter in any manner whatsoever. Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any Party, or anyone herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may be changed or amended only by an amendment in writing signed by all of the Parties or their respective successors-in-interest.


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        11.5   BINDING.

        The Agreement shall be binding upon and inure to the benefit of the successors-in-interest, assigns and personal representatives of the respective Parties. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee.

        11.6   AUTHORITY.

        Each of the Parties hereby represents and warrants to the other that:
(a) he/she/it has the power and authority to enter into this Agreement, and (b) the execution, delivery and performance of this Agreement do not and will not violate the terms of any agreement or other instrument to which he/she/it is a party or by which he/she/it is bound. Employer further represents and warrants to Executive that this Agreement has been duly authorized by all necessary corporate action and has been duly and validly executed and delivered by Employer and constitutes the valid and binding obligation of Employer, enforceable against Employer in accordance with its terms.

        11.7   NUMBER AND GENDER

        Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and the word "person" shall include corporation, firm, partnership or other form of association.

        11.8   FAILURE TO OBJECT NOT A WAIVER.

        The failure of either Party to this Agreement to object to or to take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement, shall not be construed as a waiver or continuing waiver of the violation or breach or of any future violation, breach or wrongful conduct.


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        11.9   UNENFORCEABLE TERMS.

        Any provision hereof prohibited by law or unenforceable under the law of any jurisdiction in which such provision is applicable shall as to such jurisdiction only be ineffective without affecting any other provision of this Agreement. To the full extent, however, that such applicable law may be waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, the Parties hereto hereby waive such applicable law knowingly and understanding the effect of such waiver.

        11.10  EXECUTION IN COUNTERPARTS.

        This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on all the Parties, notwithstanding that all the Parties are not signatory to the original and same counterpart.

        11.11  FURTHER ASSURANCE.

        From time to time each Party will execute and deliver such further instruments and will take such other action as any other Party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

        11.12  CROSS-REFERENCES.

        All cross-references in this Agreement, unless specifically directed to another agreement or document, refer to provisions in this Agreement, and shall not be deemed to be referenced to the overall transaction or to any other agreements or documents.

        11.13  MISCELLANEOUS PROVISIONS.

        The various headings and numbers herein and the grouping of provisions of this Agreement into separate Sections and paragraphs are for the purpose of convenience only and shall not be considered a part hereof. The language in all parts of this Agreement shall in all cases be construed


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in accordance with its fair meaning as if prepared by all Parties to the
Agreement and not strictly for or against any of the Parties.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                   "Employer"

                                   Flour City Architectural Metals (Asia) Ltd., a Hong Kong corporation



                                   By:    ________________________
                                   Name:  ________________________
                                   Title: ________________________

                                   "Company"

                                   Flour City International, Inc.,
                                   a Nevada corporation



                                   By:    ________________________
                                   Name:  ________________________
                                   Title: ________________________


                                   "Executive"


                                   _______________________________
                                   John W.Y. Tang


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